Hamriyah Free Zone Authority

QUALITY INTERNATIONAL CO. LTD FZC

AGREEMENT

LEASE & PERSONNEL SECONDMENTS

Plot No. : HD-22C/2,HD-22C/1 (20934.00Sq.m)

(Phase 1)

06/06/2022

THIS AGREEMENT for Lease and Personnel Secondment is made on 06/06/2022 BETWEEN

:-

HAMRIYAH FREE ZONE AUTHORITY of P.O Box 1377, Sharjah, United Arab Emirates ( the Landlord / Authority ); and QUALITY INTERNATIONAL CO. LTD FZC ( the Tenant / Company ) WITNESSES as follows :-

1.     Copies of the following provided to the Tenant / company the receipt of which is acknowledged shall be an integral part of this Agreement and shall be binding on the Landlord / Hamriyah Free Zone Authority and the Tenant / company.

a.	The STANDARD TERMS AND CONDITIONS OF HAMRIYAH FREE ZONE LAND

LEASES concerning the Premises being leased and

b.	The STANDARD TERMS AND CONDITIONS OF HAMRIYAH FREE ZONE

PERSONNEL SECONDMENTS concerning the payment of contractual obligations of the company related to their seconded employees.

2.  "Initial Rent" per annum shall be as follows for Plot No(s) HD-22C/2,HD-22C/1 (20934.00Sq.m) (20,934.00 sq. m) in Hamriyah Free Zone :

Particulars	Rate / Sqm (AED)	Rent Holiday (AED)	Annual Rent (AED)	Effective Rate / sqm
Year 1 - 06/06/2022 to 10/09/2022	50.00	0	281,032
Year 2 - 11/09/2022 to 10/09/2023	50.00	0	1,046,700
Year 3 - 11/09/2023 to 10/09/2024	50.00	0	1,046,700
Year 4 - 11/09/2024 to 10/09/2025	50.00	0	1,046,700
Year 5 - 11/09/2025 to 10/09/2026	50.00	0	1,046,700

In the event of facility termination during the next 5 years, the rent holiday provided if any will be reversed in full.

Any Tax as applied by UAE laws will be applicable on all rent, fees and charges.

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3.    "Permitted Use" : Subject to obtaining all necessary approvals from the landlord and other authorities, if any, the Premises may be used for GENERAL TRADING.,ENGINEERING, PROCUREMENT AND CONSTRUCTION OF INDUSTRIAL PROJECTS IN OIL & GAS, PETROCHEMICAL AND REFINERY , FERTILIZERS AND CHEMICALS, POWER AND DESALINATION INDUSTRIES, MANUFACTURING & FABRICATION OF STEEL AND OF STEEL PRODUCTS , ONSHORE / LAND RIG MAINTENANCE, UPGRADE AND ONSHORE/ LAND RIG MANUFACTURING. (Industrial,Commercial) provided any activity in the UAE outside the Free Zone will have to be done in accordance with local rules and regulations ;

4.  "Premises" shall be the land situated at Hamriyah Free Zone and known as Plot No (s).HD-22C/2,HD-22C/1 (20934.00Sq.m)

5.  "Review Date" shall be as per clause 2 above and the "Relevant Contract Review Date" shall be construed accordingly.

6.	"Term" The Lease period shall be 1 year(s) from lease agreement date, renewable.

7.	"Term and Rent Commencement Date" shall be 06-Jun-2022.

8.	Address :

All correspondence shall be sent to the parties at the address set out below or such addresses as may be notified by the parties :

HAMRIYAH FREE ZONE AUTHORITY

P.O Box 1377

Sharjah, UAE

Tel : 06-5263 333

This document is digitally signed and it does not need to be stamped or signed. To verify online visit http://www.hfza.ae/en-us/Verify-Documentsv2. Online Verification # 95283732

QUALITY INTERNATIONAL CO. LTD FZC

Po Box 50622

Hamriyah Free Zone Sharjah, UAE Tel : 97167480511 Fax : 06-5134105

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